UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2010

A. O. Smith Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-475	36-0619790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin		53224-9508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 359-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events

On October 15, 2010, A. O. Smith Corporation (the “Company”) issued a revised press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein, announcing that its Board of Directors approved a plan to split the Company’s stock 3-for-2 in the form of a 50 percent stock dividend payable to holders of Common Stock and Class A Common Stock.

The record date for the stock dividend is October 29, 2010 (the “Record Date”). Holders of shares of the Company’s Common Stock and Class A Common Stock will receive one additional share of such class of stock for every two shares of such class they own as of the Record Date and will receive cash in lieu of fractional shares, based on the closing price of the Common Stock on the Record Date, as adjusted for the stock dividend. The Company expects that the stock dividend will be distributed to shareholders on or about November 15, 2010.

Following the stock dividend, the total number of shares of Common Stock and Class A Common Stock outstanding will increase to approximately 45.8 million shares.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

99.1	News Release of A. O. Smith Corporation dated October 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 18, 2010	By:	/S/ JAMES F. STERN.
James F. Stern
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of A. O. Smith Corporation dated October 15, 2010.